EXHIBIT 99.1

MedAssets Reports Fourth Quarter and Full-Year 2014 Financial Results

ATLANTA, Feb. 17, 2015 (GLOBE NEWSWIRE) -- MedAssets, Inc. (Nasdaq:MDAS) today announced results for its fourth quarter and twelve-month period ended December 31, 2014.

Fourth Quarter

(In millions, except per share)	4Q'14	4Q'13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$125.3	$106.4	17.7%
Revenue Cycle Management (RCM)	73.0	64.0	13.9
Total Net Revenue [a]	198.2	170.5	16.3%
Net (loss) income	(42.4)	7.8	nm
(Loss) earnings per share (EPS) - diluted	(0.71)	0.13	nm
Non-GAAP adjusted EBITDA	63.5	52.8	20.4%
Non-GAAP adjusted EPS - diluted	$0.39	$0.30	30.0%

(a) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for the fourth quarter of 2014 increased 16.3% to $198.2 million from $170.5 million for the fourth quarter of 2013. Excluding the contribution from Sg2 (acquired on September 22, 2014), fourth quarter total net revenue growth was 10.0% on a year-over-year basis.

Net revenue in the SCM segment increased 17.7% to $125.3 million from $106.4 million for the fourth quarter of 2013 due to the addition of Sg2 and growth in other service fees and performance-related fees. Excluding the contribution from Sg2, fourth quarter SCM net revenue growth was 7.7%. Net revenue in the RCM segment increased 13.9% to $73.0 million from $64.0 million for the fourth quarter of 2013 as technology-related revenue (68.6% of RCM segment revenue) increased 7.0%, while services-related revenue rose 32.5%.

Non-GAAP Adjusted EBITDA

Total non-GAAP adjusted EBITDA for the fourth quarter of 2014 increased 20.4% to $63.5 million, or 32.0% of total net revenue, from total non-GAAP adjusted EBITDA of $52.8 million, or 30.9% of total net revenue, for the fourth quarter of 2013.

Net (Loss) Income and Non-GAAP Adjusted (Loss) Earnings Per Share (EPS)

Net loss for the fourth quarter of 2014 was $42.4 million, or a loss of $0.71 per share, compared with net income of $7.8 million, or $0.13 per share, for the fourth quarter of 2013. The net loss in the fourth quarter of 2014 was due to a $52.5 million impairment charge to write off goodwill associated with the company's Revenue Cycle Services business unit, which is described in more detail below.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain restructuring, acquisition and integration-related expenses and other non-recurring items on a tax-adjusted basis) rose 30.0% to $0.39 per share for the fourth quarter of 2014, compared with $0.30 per share for the fourth quarter of 2013.

Twelve-Month Period

(In millions, except per share)	FY'14	FY'13	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$ 445.6	$ 424.5	5.0%
Revenue Cycle Management (RCM)	274.6	256.0	7.3
Total Net Revenue [b]	720.2	680.4	5.9%
Net (loss) income	(20.4)	27.4	nm
(Loss) earnings per share (EPS) - diluted	(0.34)	0.45	nm
Non-GAAP adjusted EBITDA	234.0	220.8	6.0%
Non-GAAP adjusted EPS - diluted	$1.35	$1.32	2.3%

(b) Column amounts may not add to total due to rounding.

Net Revenue

Total net revenue for the twelve months ended December 31, 2014 increased 5.9% to $720.2 million from $680.4 million for full-year 2013. Excluding the contribution from Sg2, full-year total net revenue growth was 4.1% when compared with 2013. Net revenue in the SCM segment grew 5.0% to $445.6 million from $424.5 million for 2013. Excluding the contribution from Sg2, full-year SCM net revenue growth was 2.2%. Net revenue in the RCM segment rose 7.3% to $274.6 million from $256.0 million for full-year 2013 as technology-related revenue (68.8% of RCM segment revenue) increased 4.8% while services-related revenue increased 13.3%.

Non-GAAP Adjusted EBITDA

For the full-year 2014, total non-GAAP adjusted EBITDA was $234.0 million, or 32.5% of total net revenue, a 6.0% increase from total non-GAAP adjusted EBITDA of $220.8 million, or 32.5% of total net revenue, for 2013.

Net (Loss) Income and Non-GAAP Adjusted EPS

Net loss for full-year 2014 was $20.4 million, or a loss of $0.34 per share, which was due to a $52.5 million impairment charge described in more detail below. This compared with net income of $27.4 million, or $0.45 per share, for 2013. Non-GAAP adjusted EPS was $1.35 per share for 2014, a 2.3% increase from $1.32 per share for full-year 2013.

Impairment Charge

The Company recognized an impairment charge of $52.5 million in the fourth quarter of 2014 to write off goodwill associated with its Revenue Cycle Services business unit given lower adjusted EBITDA margin expectations due to revenue growth primarily from lower-margin business office outsourcing.

Cash Flow and Capital Resources

Cash provided by operating activities in the twelve months of 2014 was $139.0 million versus $152.9 million in 2013. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) decreased to $75.8 million from $94.1 million in 2013. The company's balance sheet at December 31, 2014 included $868.9 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 3.7 times total non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue Estimate

At December 31, 2014, MedAssets' rolling 12-month non-GAAP contracted revenue estimate was $661.9 million (SCM segment - $423.5 million; RCM segment - $238.4 million), a year-over-year increase of 5.8%. Non-GAAP contracted revenue is the company's estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2015 Financial Guidance

MedAssets introduced its full-year 2015 (FY'15) financial guidance ranges, as follows:

(In millions, except per share)	FY'15	FY'14	Y-Y %
	Guidance	Actual	Change
Net Revenue:
SCM Segment [c]	$ 488.0 - 496.0	$445.6	9.5 - 11.3%
RCM Segment [d]	264.0 - 272.0	274.6	(3.9) - (1.0)
Total Net Revenue [e]	753.0 - 767.0	720.2	4.6 - 6.5
Non-GAAP adjusted EBITDA	$ 227.0 - 237.0	$234.0	(3.0) - 1.3%
Adjusted EBITDA margin %	29.9 - 31.2%	32.5%	(263) - (131) bps
GAAP EPS - diluted	$ 0.26 - 0.36	$ (0.34)	nm
Non-GAAP adjusted EPS - diluted	$ 1.13 - 1.23	$1.35	(16.3) - (8.9)%

(c) Assuming the company owned Sg2 on January 1, 2014, SCM segment revenue growth is expected to be 2.2 - 3.9%
(d) Excluding $28 million in revenue from Barnabas outsourcing agreement that ended December 31,2014, the RCM segment revenue growth is expected to be 7.0 - 10.3%
(e) Assuming the company owned Sg2 on January 1, 2014 and excluding $28 million in revenue from Barnabas outsourcing agreement that concluded December 31, 2014, total net revenue growth is expected to be 4.0 - 5.9%

Key considerations underlying the company's FY'15 financial guidance include:

  Sg2 full-year net revenue expected to be $47-52 million in FY'15, versus $43.6 million (non-GAAP) in FY'14
  Adjusted EBITDA margin expected to be impacted by revenue growth rate, higher proportion of revenue from advisory solutions and services versus higher-margin GPO and Revenue Cycle Technology, and higher incentive compensation (employee cash bonus) expense of approximately $10 million in FY'15 due to lower SCM segment performance in FY'14
  Depreciation expense in FY'15 expected to be approximately $63 million, compared with $51.2 million in FY'14

John Bardis Retires; Halsey Wise Named Chairman and CEO

Concurrently with the announcement of fourth quarter and full-year 2014 financial results, the company announced that R. Halsey Wise has been appointed chairman of the board of directors and chief executive officer of the company, effective immediately. Mr. Wise joined MedAssets board of directors in March 2014. Mr. Wise succeeds John A. Bardis, who retired as chairman and CEO for personal reasons due to family health issues. Please refer to the press release dated February 17, 2015 with the headline "John A. Bardis to Retire; R. Halsey Wise Named Chairman and CEO of MedAssets" for additional information.

Expansion of Share Repurchase Program

The company's board of directors authorized an extension of the existing share repurchase program to February 29, 2016 and increased the total amount available for the repurchase of shares to $100 million, subject to certain restrictions under the company's credit agreement and bond indenture. The company has repurchased $42.8 million in common stock under the program. The program is intended to be implemented through purchases made from time to time using a variety of methods, which may include open market purchases, accelerated share repurchases, 10b5-1 trading plans, privately negotiated transactions or block trades, or any combination of such methods, in accordance with applicable insider trading and other securities laws and regulations. Please refer to the press release dated February 17, 2015 with the headline "MedAssets Announces Extension of Share Repurchase Plan and Increase to $100 Million" for additional information.

Conference Call Information

Time/Date:   5:00 p.m. ET today, Tuesday, February 17, 2015
Phone:         888-517-2464 (or 630-827-6816 for international/local callers), PIN code 9160777
Webcast:     http://ir.medassets.com, "Events & Presentations" page; Archive will be available for at least 30 days
Replay:        Call 888-843-7419 or 630-652-3042 (PIN code 9160777)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the "Events & Presentations" section in conjunction with today's event.

About MedAssets

MedAssets (Nasdaq:MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. Approximately 4,500 hospitals and 123,000 non-acute healthcare providers currently use the company's evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the company and its management team with respect to the company's future business operations that include, but are not limited to: 2015 financial guidance, revenue growth and other financial projections and forecasts. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to:  failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2014	2013	% Change	2014	2013	% Change
Revenue:
Administrative fees, net	$ 74,238	$ 73,028	1.7%	$ 291,363	$ 289,475	0.7%
Other service fees	124,004	97,438	27.3%	428,866	390,941	9.7%

Total net revenue	198,242	170,466	16.3%	720,229	680,416	5.9%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	51,621	41,940	23.1%	171,852	151,950	13.1%
Product development expenses	8,988	7,225	24.4%	31,133	30,874	0.8%
Selling and marketing expenses	17,239	14,502	18.9%	67,426	61,427	9.8%
General and administrative expenses	61,706	56,912	8.4%	237,617	231,826	2.5%

Restructuring, acquisition and integration-related expenses	2,805	494	nm	7,512	10,070	-25.4%
Depreciation	12,849	10,824	18.7%	48,096	40,803	17.9%
Amortization of intangibles	15,604	14,766	5.7%	57,593	62,723	-8.2%
Impairment of goodwill	52,539	--	nm	52,539	--	nm

Total operating expenses	223,351	146,663	52.3%	673,768	589,673	14.3%

Operating (loss) income	(25,109)	23,803	-205.5%	46,461	90,743	-48.8%
Other income (expense):
Interest expense	(11,938)	(11,363)	5.1%	(45,563)	(46,907)	-2.9%
Other (expense) income	(47)	(148)	-68.2%	315	287	9.8%

(Loss) income before income taxes	(37,094)	12,292	-401.8%	1,213	44,123	-97.3%
Income tax expense	5,310	4,541	16.9%	21,603	16,682	29.5%

Net (loss) income	(42,404)	7,751	-647.1%	(20,390)	27,441	-174.3%

Basic net (loss) income per share	(0.71)	0.13	-646.2%	(0.34)	0.46	-173.9%

Diluted net (loss) income per share	$ (0.71)	$ 0.13	-646.2%	$ (0.34)	$ 0.45	-175.6%

Weighted average shares — basic	59,513	60,470	-1.6%	59,811	59,705	0.2%
Weighted average shares — diluted	59,513	61,827	-3.7%	59,811	61,178	-2.2%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
In 000s, except share and per share amounts	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$ 12,100	$ 2,790
Accounts receivable, net of allowances of $2,641 and $2,568 as of December 31, 2014 and December 31, 2013, respectively	127,741	87,636
Deferred tax asset, current	4,224	4,535
Prepaid expenses and other current assets	30,557	24,059

Total current assets	174,622	119,020

Property and equipment, net	170,318	157,747
Other long term assets
Goodwill	1,058,414	1,027,847
Intangible assets, net	276,407	267,440
Other	37,477	41,695
Other long term assets	1,372,298	1,336,982

Total assets	$ 1,717,238	$ 1,613,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 26,910	$ 24,066
Accrued revenue share obligation and rebates	91,864	77,398
Accrued payroll and benefits	32,784	41,587
Other accrued expenses	9,040	12,126
Current portion of deferred revenue	76,034	46,523
Current portion of notes payable	29,583	15,500
Current portion of finance obligation	294	255

Total current liabilities	266,509	217,455

Notes payable, less current portion	526,417	424,000
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,475	8,781
Deferred revenue, less current portion	15,418	16,369
Deferred tax liability	115,049	121,083
Other long term liabilities	13,883	11,272

Total liabilities	1,270,751	1,123,960

Commitments and contingencies

Stockholders' equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 60,199,000 and 61,740,000 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	602	617
Additional paid in capital	694,235	717,132
Accumulated deficit	(248,350)	(227,960)

Total stockholders' equity	446,487	489,789

Total liabilities and stockholders' equity	$ 1,717,238	$ 1,613,749

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
In 000s	December 31,	December 31,
	2014	2013

Operating activities:
Net (loss) income	$ (20,390)	$ 27,441

Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Bad debt expense	195	--
Depreciation	51,227	42,960
Amortization of intangibles	57,593	62,723
Impairment of goodwill	52,539	3,551
Loss on sale of assets	260	90
Noncash stock compensation expense	17,849	14,496
Excess tax benefit from exercise of equity awards	(1,958)	(6,032)
Amortization of debt issuance costs	3,805	3,807
Noncash interest expense, net	409	456
Deferred income tax (benefit) expense	(5,564)	2,013

Changes in assets and liabilities	(16,950)	1,397

Cash provided by operating activities	139,015	152,902

Investing activities:
Purchases of property, equipment, and software	(21,034)	(17,643)
Capitalized software development costs	(42,224)	(41,175)
Acquisitions, net of cash acquired	(141,256)	--

Cash used in investing activities	(204,514)	(58,818)

Financing activities:
Borrowings from revolving credit facility	216,080	--
Repayment of notes payable	(25,500)	(120,500)
Repayment of revolving credit facility	(74,080)	--
Repayment of finance obligation	(676)	(676)
Debt issuance costs	(615)	--
Excess tax benefit from exercise of equity awards	1,958	6,032
Issuance of common stock, net of offering costs	3,610	10,116
Purchase of treasury shares, including shares surrendered for tax withholdings	(45,968)	--

Cash provided by (used in) financing activities	74,809	(105,028)

Net increase (decrease) in cash and cash equivalents	9,310	(10,944)
Cash and cash equivalents, beginning of period	2,790	13,734

Cash and cash equivalents, end of period	$ 12,100	$ 2,790

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 127,431		$ 120,511		5.7%
Other service fees	124,004		97,438		27.3%
Non-GAAP gross fees	251,435	RSO %	217,949	RSO %	15.4%
Non-GAAP revenue share obligation (RSO)	(53,193)	41.7%	(47,483)	39.4%	12.0%
Net revenue	$ 198,242		$ 170,466		16.3%

In 000s	Twelve Months Ended December 31,
	2014		2013		% Change
Non-GAAP gross administrative fees	$ 494,927		$ 472,113		4.8%
Other service fees	428,866		390,941		9.7%
Non-GAAP gross fees	923,793	RSO %	863,054	RSO %	7.0%
Non-GAAP RSO	(203,564)	41.1%	(182,638)	38.7%	11.5%
Net revenue	$ 720,229		$ 680,416		5.9%

SUPPLEMENTAL SEGMENT REPORTING WITH SELECTED NON-GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended December 31,
	2014		2013		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$ 125,282		$ 106,419		17.7%
Revenue Cycle Management (RCM)	72,960		64,047		13.9%
Total net revenue	$ 198,242		$ 170,466		16.3%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 54,770	43.7%	$ 45,352	42.6%	20.8%
RCM	16,512	22.6%	15,490	24.2%	6.6%
Corporate	(7,754)		(8,083)		-4.1%
Total non-GAAP Adjusted EBITDA	$ 63,528	32.0%	$ 52,759	30.9%	20.4%

In 000s	Twelve Months Ended December 31,
	2014		2013		% Change
Net revenue
SCM	$ 445,605		$ 424,462		5.0%
RCM	274,624		255,954		7.3%
Total net revenue	$ 720,229		$ 680,416		5.9%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$ 195,003	43.8%	$ 189,393	44.6%	3.0%
RCM	67,440	24.6%	62,551	24.4%	7.8%
Corporate	(28,406)		(31,103)		-8.7%
Total non-GAAP Adjusted EBITDA	$ 234,037	32.5%	$ 220,841	32.5%	6.0%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
In 000s	December 31,		December 31,
	2014	2013	2014	2013

Net (loss) income	$ (42,404)	$ 7,751	$ (20,390)	$ 27,441

Depreciation	12,849	10,824	48,096	40,803
Depreciation (included in cost of revenue)	965	417	3,131	2,157
Amortization of intangibles	15,604	14,766	57,593	62,723
Interest expense, net	11,938	11,363	45,563	46,907
Income tax expense	5,310	4,541	21,603	16,682

Non-GAAP EBITDA	$ 4,262	$ 49,662	$ 155,596	$ 196,713

Impairment of goodwill	52,539	--	52,539	--
Share-based compensation	3,146	2,713	17,849	14,496
Rental income from capitalized building lease	(109)	(110)	(438)	(438)
Purchase accounting adjustments	885	--	979	--
Restructuring, acquisition and integration-related expenses	2,805	494	7,512	10,070

Non-GAAP Adjusted EBITDA	$ 63,528	$ 52,759	$ 234,037	$ 220,841

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
In 000s, except per share data	December 31,		December 31,
	2014	2013	2014	2013

Net (loss) income	$ (42,404)	$ 7,751	$ (20,390)	$ 27,441

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	15,604	15,081	57,593	64,459
Pre-tax non-cash, share-based compensation	3,146	2,713	17,849	14,496
Pre-tax restructuring, acquisition and integration-related expenses	2,805	494	7,512	10,070
Pre-tax non-cash, purchase accounting adjustment	885	--	979	--
Non-cash impairment of goodwill [f]	52,539	--	52,539	--
Tax effect on pre-tax adjustments [g]	(8,978)	(7,314)	(33,574)	(35,609)

Non-GAAP adjusted net income	$ 23,597	$ 18,725	$ 82,508	$ 80,857

(Loss) Income Per Share (EPS) - diluted	$ (0.71)	$ 0.13	$ (0.34)	$ 0.45

Impact of using weighted average shares — diluted [h]	0.01	--	0.01	--
Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.26	0.24	0.94	1.05
Pre-tax non-cash, share-based compensation	0.05	0.04	0.29	0.24
Pre-tax restructuring, acquisition and integration-related expenses	0.05	0.01	0.12	0.16
Pre-tax non-cash, purchase accounting adjustment	0.02	--	0.02	--
Non-cash impairment of goodwill [f]	0.86	--	0.86	--
Tax effect on pre-tax adjustments [g]	(0.15)	(0.12)	(0.55)	(0.58)

Non-GAAP adjusted EPS - diluted	$ 0.39	$ 0.30	$ 1.35	$ 1.32

Weighted average shares - diluted (in 000s)	60,792	61,827	61,107	61,178

(f) The impairment of goodwill was not tax effected because the Company received no tax benefit as the associated goodwill related to a non-taxable acquisition.
(g) The Company used a tax rate of 40.0% for the three and twelve months ended December 31, 2014 and 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.
(h) Given the Company's net loss, GAAP diluted net loss per share is the same as basic net loss per share. However, the Company uses weighted average shares - diluted in its calculation of non-GAAP adjusted EPS.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2015 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2015
	(Low)	(High)

Net Income	$ 16,400	$ 22,400

Depreciation	59,000	59,000
Depreciation (included in cost of revenue)	4,000	4,000
Amortization of intangibles	58,800	58,800
Interest expense, net	47,700	47,700
Income tax expense	10,900	14,900

Non-GAAP EBITDA	196,800	206,800

Share-based compensation	24,600	24,600
Restructuring, acquisition and integration-related expenses	5,100	5,100
Purchase accounting adjustments	900	900
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$ 227,000	$ 237,000

SUPPLEMENTAL 2015 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2015
	(Low)	(High)

Net Income	$ 16,400	$ 22,400

EPS - diluted	0.26	0.36

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.95	0.95
Pre-tax non-cash, share-based compensation	0.40	0.40
Pre-tax restructuring, acquisition and integration-related expenses	0.08	0.08
Pre-tax purchase accounting adjustments	0.02	0.02

Tax effect on pre-tax adjustments i	(0.58)	(0.58)

Non-GAAP adjusted EPS - diluted [j]	$ 1.13	$ 1.23

Fully diluted weighted average shares outstanding	61,900	61,900

(i) The Company used a tax rate of 40.0% for the full year ending December 31, 2015 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

(j) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF SCM SEGMENT AND CONSOLIDATED NET REVENUE TO NON-GAAP NET REVENUE
(UNAUDITED)

	Fourth Quarter ended			Year ended
In Millions	Dec. 31,	Dec. 31,		Dec. 31,	Dec. 31,
	2014	2013		2014	2013

SCM segment	$ 114.6	$ 106.4		$ 433.9	$ 424.5
Sg2 (acquired September 22, 2014)	10.7	10.0		43.6	37.3
SCM segment total non-GAAP net revenue	125.3	116.4		477.5	461.8
RCM segment net revenue	73.0	64.0		274.6	256.0
Total consolidated non-GAAP net revenue	$ 198.3	$ 180.4		$ 752.1	$ 717.8

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2014	2014	2014	2014	2013

Revenue Cycle Technology (RCT)	$ 177.4	$ 177.5	$ 177.6	$ 174.4	$ 173.9
Revenue Cycle Services (RCS)	61.0	58.4	66.5	69.5	65.4
RCM segment Total	238.4	235.9	244.1	243.9	239.4
SCM segment [k]	423.5	425.3	383.8	394.2	386.0
Total [l]	$ 661.9	$ 661.2	$ 627.9	$ 638.1	$ 625.4

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Amount of share-based compensation included in:
Cost of revenue	$ 1,005	$ 826	$ 5,510	$ 3,866
Product development expense	67	162	954	635
Selling & marketing expense	540	307	2,622	2,251
General & administrative expense	1,534	1,418	8,763	7,744

Total	$ 3,146	$ 2,713	$ 17,849	$ 14,496

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Twelve Months Ended
	December 31,
	2014	2013

Cash provided by operating activities	$139,015	$152,902
Purchases of property, equipment and software	(21,034)	(17,643)
Capitalized software development costs	(42,224)	(41,175)

Non-GAAP free cash flow	$ 75,757	$ 94,084

(k) The Contracted Revenue estimate in the SCM segment for the period ended December 31, 2014 and September 30, 2014 includes $32.7 million and $33.5 million, respectively, from Sg2 following its acquisition by the company on September 22, 2014.

(l) Column amounts may not add to total due to rounding.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company's GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company's operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense, goodwill impairment, and certain restructuring, acquisition and integration-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense, certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis, purchase accounting adjustments on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization, depreciation and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain restructuring, acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company's operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management's incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company's current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT: Robert Borchert
         678.248.8194
         rborchert@medassets.com